Exhibit 10.8

First Amendment

Lincoln National Corporation Severance Pay Plan

(As Amended and Restated Effective February 27, 2019)

The Lincoln National Corporation Severance Pay Plan (the “Plan”) is amended effective as of January 1, 2020,  by:

1.Amending Section 1.01 of the Plan, to read as follows:

“1.01‘Cause’ means (a) a  conviction of a crime that is job related or that may otherwise cause harm to the reputation of the Company; (b) any act or omission detrimental to the conduct of business of the Company; (c) inability to obtain or retain proper licenses; (d)  theft, dishonesty, fraud or misrepresentation; (e)  failure to cooperate or be truthful in connection with an investigation related to the Company; (f)  violation of any rule or regulation of any regulatory agency or self-regulatory agency; (g)  violation of any policy or rule of the Company; or (h)  unsatisfactory performance that does not meet expectations after coaching or counseling. The determination of the existence of ‘Cause’ shall be made in the sole discretion of the Corporation’s Chief Human Resources Officer or his or her delegate.”

2.In all other respects, said Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the President and Chief Executive Officer of the Company has executed this Amendment this 19th day of December 2019.

LINCOLN NATIONAL CORPORATION

/s/ Dennis R. Glass
By: Dennis R. Glass
Title: President and Chief Executive Officer